UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported)
June 7, 2011 (June 2, 2011)
COVENTRY HEALTH CARE, INC.
(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817
(Address of principal executive offices) (Zip Code)
(301) 581-0600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01	Other Events
Item 9.01	Financial Statements and Exhibits
Ex-1.1	Underwriting Agreement
Ex-4.3	Second Supplemental Indenture between Coventry Health Care, Inc. and Union Bank, National Association
Ex-4.4	Officers’ Certificate pursuant to the Indenture, dated June 7, 2011
Ex-4.5	Global Note
Ex-99.1	Press Release

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement
     On June 7, 2011, Coventry Health Care, Inc. (the “Company”) completed the sale of $600 million aggregate principal amount of its 5.450% Senior Notes due 2021 (the “Notes”) at the issue price of 99.800% per Note. The Notes were sold pursuant to an underwriting agreement (the “Underwriting Agreement”) dated June 2, 2011 among the Company, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein. The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The Notes were issued pursuant to the Second Supplemental Indenture between the Company and Union Bank, National Association, as trustee, dated June 7, 2011 (the “Second Supplemental Indenture”), to that certain Indenture dated as of March 20, 2007, between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York, N.A.), as trustee, and further supplemented by the First Supplemental Indenture dated as of August 27, 2007, between the Company and Union Bank, National Association (successor to Union Bank of California, N.A.), as trustee (together with the Second Supplemental Indenture, the “Indenture”).
     The Notes bear interest at a rate of 5.450% per annum, payable semiannually, and mature on June 15, 2021. Upon the occurrence of an Event of Default (as defined in the Indenture), the trustee or the holders of 25% of the principal amount of the outstanding Notes may require the Company to pay the entire principal amount of the Notes and all accrued and unpaid interest thereon. The Company may redeem the Notes, in whole or part, from time to time pursuant to the optional redemption provisions set forth in the Indenture. The global note representing the Notes is filed as an exhibit hereto.
     The Notes were offered and sold by the Company pursuant to its automatic shelf registration statement, as defined in Rule 405 of the Securities Act of 1933, as amended, on Form S-3 (File Number 333-174653), filed with the Securities and Exchange Commission on June 2, 2011, as supplemented by the final prospectus filed with the Securities and Exchange Commission on June 3, 2011.
     The above description of the Underwriting Agreement, the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, the Indenture, the Officers’ Certificate pursuant to the Indenture setting forth the terms of the Notes and the global note, each of which is filed as an exhibit to this report and is incorporated herein by reference.
SECTION 2 — FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information set forth under Item 1.01 above with respect to the Notes is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.
SECTION 8 — OTHER EVENTS

Item 8.01	Other Events
     On June 7, 2011, the Company issued a press release regarding the completion of the sale of the Notes. The press release is furnished herewith as Exhibit 99.1.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statement and Exhibits
(d)	Exhibits.

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated June 2, 2011 among Coventry Health Care, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein.

4.1	Indenture, dated as of March 20, 2007, between Coventry Health Care, Inc. and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York, N.A.) as trustee, which is incorporated by reference herein to Coventry’s Current Report on Form 8-K filed March 20, 2007.

4.2	First Supplemental Indenture, dated as of August 27, 2007, between Coventry Health Care, Inc. and Union Bank, National Association (successor to Union Bank of California, N.A.), as trustee which is incorporated by reference herein to Coventry’s Current Report on Form 8-K filed August 27, 2007.

4.3	Second Supplemental Indenture, dated as of June 7, 2011, between Coventry Health Care, Inc. and Union Bank, National Association, as trustee.

4.4	Officers’ Certificate pursuant to the Indenture, setting forth the terms of the Notes.

4.5	Global Note.

99.1	Coventry Health Care, Inc.’s press release dated June 7, 2011, regarding the completion of the sale of its 5.450% Senior Notes due 2021.

Signature(s)
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.
By:	/s/ John J. Ruhlmann
John J. Ruhlmann
Senior Vice President and Corporate Controller

Dated: June 7, 2011